SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                February 18, 2005
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                 0-12870                 23-2288763
         -------------                -------                 ----------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation)                      File Number)            Identification No.)



                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 5.02.        Other Events.

On February 18, 2005, J. Duncan Smith announced his intention to resign as Treasurer and Chief Financial Officer of First Chester County Corporation and Executive Vice President-Financial Support Services and Chief Financial Officer of First National Bank of Chester County effective March 19, 2005. Mr. Smith resigned to take a similar position with another financial institution.

The Corporation intends to undertake a search to identify qualified candidates (both internally and externally) to fill the office of Chief Financial Officer of the Corporation and the Bank. Until Mr. Smith's replacement as Chief Financial Officer is appointed, T. Benjamin Marsho will be the senior financial and accounting officer of the Corporation and the Bank. Mr. Marsho has served as the Assistant Treasurer of the Corporation since 1996 and Senior Vice President-Controller of the Bank since 2004. Mr. Marsho has worked for the Corporation and the Bank since 1996 in various official capacities within Financial Support Services.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 25, 2005                    FIRST CHESTER COUNTY CORPORATION


                                           By:/s/ Kevin C. Quinn
                                              ----------------------------------
                                           Name:  Kevin C. Quinn
                                           Title: President